As filed with the Securities and Exchange Commission on August 12, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in its Governing Instruments)

1750 Tysons Blvd., Fourth Floor

McLean, Virginia 22102
(703) 744-1165
(Address, Including Zip Code, and Telephone Number, including
Area Code, of Registrant’s Principal Executive Offices)

David Gladstone

Chairman and Chief Executive Officer
Gladstone Commercial Corporation
1750 Tysons Blvd., Fourth Floor
McLean, Virginia 22102
(703) 744-1165
(703) 286-0795 (facsimile)
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Thomas R. Salley, Esq.
Darren K. DeStefano, Esq.
Brian F. Leaf, Esq.
Cooley Godward LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, Virginia 20190
(703) 456-8000
(703) 456-8100 (facsimile)	John A. Good, Esq. Allyson K. Kennett, Esq. Bass, Berry & Sims PLC The Tower at Peabody Place 100 Peabody Place, Suite 900 Memphis, Tennessee 38103-3672 (901) 543-5900 (888) 543-5999 (facsimile)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-106024

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If deliver of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities being registered (1)	Registered (2)	share (3)	price (3)	registration fee

Common Stock, $0.001 par value per share	1,265,000 shares	$15.00	$18,975,000	$1,535.08

(1)	6,325,000 shares were registered under SEC File No. 333-106024, of which of filing fee of $7,675.39 was previously paid with the earlier registration statement.

(2)	Includes 165,000 shares subject to sale pursuant to the underwriters’ over-allotment option.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

EXPLANATORY NOTE

      This registration statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and relates to the initial public offering of common stock of Gladstone Commercial Corporation, a Maryland corporation, contemplated by a Registration Statement on Form S-11, Securities and Exchange Commission File No. 333-106024 (the “Prior Registration Statement”), and is filed solely to increase the number of shares to be offered in such offering by 1,100,000 shares plus up to 165,000 additional shares that may be sold pursuant to the underwriters’ over-allotment option. The contents of the Prior Registration Statement, including the amendments thereto, are hereby incorporated into this Form S-11 by reference.

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 12th day of August, 2003.

GLADSTONE COMMERCIAL CORPORATION

By:	/s/ DAVID J. GLADSTONE

David J. Gladstone
Chairman of the Board of Directors and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. GLADSTONE David J. Gladstone	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 12, 2003

/s/ TERRY LEE BRUBAKER Terry Lee Brubaker	President, Secretary, Chief Operating Officer and Director	August 12, 2003

/s/ HARRY BRILL Harry Brill	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 12, 2003

/s/ DAVID A.R. DULLUM David A.R. Dullum	Director	August 12, 2003

/s/ MICHELA A. ENGLISH Michela A. English	Director	August 12, 2003

/s/ ANTHONY W. PARKER Anthony W. Parker	Director	August 12, 2003

Maurice W. Coulon	Director	August 12, 2003

Paul W. Adelgren	Director	August 12, 2003

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      All exhibits filed with or incorporated by reference in Registration Statement No. 333-106024, as amended, are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except for the following which are filed herewith.

Exhibit Index

Exhibit	Description of Document

5.1	Opinion of Cooley Godward LLP, with respect to the legality of the shares being registered
23.1	Consent of PricewaterhouseCoopers LLP (independent auditors of the Registrant)
23.2	Consent of Cooley Godward LLP (included in its opinion filed as Exhibit 5.1 hereto)

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